CHINA BULL MANAGEMENT INC

665 Ellsworth Avenue

New Haven, CT 06511

Tel: 203-8440809

Fax: 866-5716313

  Date: June 15, 2011

REGULARLY SERVICE AGREEMENT

Regular service scope:

  Regularly filing of SEC forms such as 10Q, 10-K, including XBRL format, 8-K, 14-A, Form 3, 4 and 5 except S-1.
  On behalf of client to make Nevada state annual regularly filing such as list of directors, and payment of state resident agency.
  On behalf of client to manage and make annual payment of transfer agency.
  On behalf of client to arrange work and making payment of auditors.

Time period: April 24, 2011 to April 23, 2012.

Total fee: $15,000.00

Payment Schedule: $7,500 before June 30, 2011

$2,500 before September 30, 2011

$2,500 before December 31, 2011

$2,500 before March 31, 2012

Client responsibilities:

(1)at least five business days ahead to submit any financial statement;

(2)the accuracy of every filing.

Client Name: USChina Taiwan Inc.

/s/: Ching-Sang Hong